UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

MACATAWA BANK CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (IRS Employer Identification No.)

10753 Macatawa Drive Holland, Michigan (Address of Principal Executive Offices)	49424 (Zip Code)

Registrant’s telephone number, including area code: (616) 820-1444

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	MCBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 15, 2024, Macatawa Bank Corporation (“Macatawa”) and Wintrust Financial Corporation (“Wintrust”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Macatawa will be merged with and into Leo Subsidiary LLC, a wholly-owned subsidiary of Wintrust (“Merger Sub”), with Merger Sub surviving as a wholly-owned subsidiary of Wintrust (the “Merger”). Promptly after completion of the Merger, or at such other time as Wintrust may determine, it is expected that Merger Sub will be merged with and into, or dissolved by, Wintrust.

The Merger Agreement has been unanimously adopted, and the Merger and the other transactions contemplated by the Merger Agreement have been unanimously authorized and approved, by each of the boards of directors of Macatawa and Wintrust and the sole member of Merger Sub.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, Wintrust has agreed to pay shareholders of Macatawa aggregate consideration of approximately $510.3 million (the “Merger Consideration”) or $14.85 per share of Macatawa common stock based on 34,361,562 shares of Macatawa common stock issued and outstanding as of April 12, 2024. 100% of the Merger Consideration will be paid to holders of Macatawa common stock in shares of Wintrust common stock, no par value per share (“Wintrust Common Stock”), calculated based on the exchange ratio described below, other than cash to be paid in lieu of any fractional shares. Immediately prior to the Effective Time (as defined in the Merger Agreement), all unvested shares of Macatawa restricted stock will automatically vest and be eligible to receive the respective portion of the Merger Consideration.

The exchange ratio used to determine the number of shares that Macatawa shareholders will be entitled to receive will be subject to a symmetrical $12.00 collar using a reference price of $101.03 to establish the high and low ends of the collar. The reference price was determined using the volume-weighted average price of Wintrust Common Stock as reported under the heading “Bloomberg VWAP” on the Bloomberg page for Wintrust for each trading day during the ten trading day period ending on April 11, 2024. As set forth in further detail below, (a) the exchange ratio will be variable within the collar, such that if the Closing Price (as defined below) is within the collar, the aggregate value of the Merger Consideration will be fixed at approximately $510.3 million; and (b) if the Closing Price is outside of the collar, the exchange ratio will be a fixed amount both at the high and low ends of the collar, resulting in the aggregate value of the Merger Consideration being variable outside of the collar.

If the Closing Price is greater than or equal to $89.03 but less than or equal to $113.03, Macatawa shareholders will be entitled to receive between 0.1314 and 0.1668 shares of Wintrust Common Stock per share of Macatawa common stock. Macatawa shareholders will be entitled to receive 0.1668 shares of Wintrust Common Stock per share of Macatawa common stock if the

Closing Price is below $89.03, and 0.1314 shares of Wintrust Common Stock per share of Macatawa common stock if the Closing Price is above $113.03. The “Closing Price” will be determined using the volume-weighted average price of Wintrust Common Stock as reported under the heading “Bloomberg VWAP” on the Bloomberg page for Wintrust, for each trading day during the ten trading day period ending on the second trading day prior to the closing date of the Merger.

Certain Governance Matters

Subject to the terms and conditions of the Merger Agreement, Wintrust will appoint one individual serving on Macatawa’s board of directors to serve on Wintrust’s board of directors, effective immediately following the effective time of the Merger. It is currently expected that this individual will be Richard L. Postma.

Following the effective time of the Merger, Macatawa’s bank subsidiary, Macatawa Bank will maintain its separate bank charter and will continue to operate under the Macatawa Bank name in Michigan. Macatawa Bank will maintain a separate, legally constituted board of directors consisting of certain existing directors and new directors generally residing and doing business locally in the West Michigan community.

Certain Other Terms and Conditions of the Merger Agreement

The Merger Agreement contains customary representations and warranties that the parties have made to each other as of specific dates as set forth therein. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates as specified therein, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain confidential disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally are solely for the benefit of the parties to the Merger Agreement.

The Merger Agreement contains customary covenants of Macatawa and Wintrust, including, among others, covenants relating to (i) the conduct of each party’s business during the period between the date of the Merger Agreement and the effective time of the Merger and (ii) the cooperation and commercially reasonable efforts of each party to obtain any necessary regulatory and shareholder approvals for the Merger. Macatawa has also agreed, through its board of directors, to (i) prepare and file a proxy statement relating to a special meeting of shareholders to approve the Merger Agreement and other matters, (ii) recommend that its shareholders approve the Merger Agreement and other matters (subject to certain exceptions as provided in the Merger Agreement), (iii) call and hold a special meeting of shareholders to approve the Merger Agreement and other matters, and (iv) solicit shareholder approval of the Merger Agreement and other matters (subject to certain exceptions as provided in the Merger Agreement).

Macatawa has agreed not to, subject to certain exceptions generally related to its board of directors’ exercise of its fiduciary duties (as set forth in the Merger Agreement), solicit, initiate, facilitate, or knowingly encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Company Takeover Proposal (as defined in the Merger Agreement).

If the Merger Agreement is terminated under certain circumstances, including termination of the Merger Agreement to accept a Company Superior Proposal (as defined in the Merger Agreement) as permitted by and subject to the terms of the Merger Agreement, Macatawa is required to pay Wintrust a cash termination fee equal to $20,400,000.

Completion of the Merger is subject to certain customary closing conditions, including, among others, (i) receipt of the requisite approval by Macatawa shareholders, (ii) receipt of required regulatory approvals, (iii) the absence of any law or order prohibiting completion of the Merger, (iv) the effectiveness of the registration statement to be filed by Wintrust with respect to the shares of Wintrust Common Stock to be issued in the Merger and (v) the absence of a Material Adverse Effect (as defined in the Merger Agreement) applicable to Macatawa or Wintrust.

The above disclosure under this Item 1.01 and description of the Merger Agreement and Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed with this report as Exhibit 2.1 and is incorporated herein by reference.

In connection with the Merger Agreement, each of Macatawa’s directors and executive officers owning shares of Macatawa common stock entered into a Voting and Support Agreement with Wintrust, in their capacities as shareholders. Each director and executive officer who is party to a Voting and Support Agreement has agreed to vote in favor of approval of the Merger Agreement, subject to the exceptions set forth in the Voting and Support Agreement. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Voting and Support Agreement that is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On April 15, 2024, Macatawa and Wintrust issued a joint press release announcing the execution of the Merger Agreement. A copy of this press release is attached to this report as Exhibit 99.2.

Attached as Exhibit 99.3 to this report is a Transaction Highlights presentation regarding the Merger.

Forward-Looking Statements

This report and its exhibits contain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue”, “future” and variations of such words and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Macatawa or Wintrust with respect to this planned merger, the strategic benefits and financial benefits of the merger, including the expected impact of the transaction on the combined company’s future financial performance and the timing of the closing of the transaction. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, Macatawa does not undertake any obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Such risks, uncertainties and assumptions, include, among others, the following:

•	the failure to obtain necessary regulatory approvals when expected or at all (and the risk that such approvals may result in a materially burdensome regulatory condition (as defined in the Merger Agreement));
•	the failure of Macatawa to obtain shareholder approval, or for either party to satisfy any of the other closing conditions to the transaction on a timely basis or at all;
•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement;
•	the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where Macatawa and Wintrust do business, or as a result of other unexpected factors or events;
•	the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;
•	diversion of management’s attention from ongoing business operations and opportunities;
•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; and
•	the outcome of any legal proceedings that may be instituted against Macatawa or Wintrust.

Additional risk factors include, but are not limited to, the risk factors described in Item 1A in Macatawa’s Annual Report on Form 10-K for the year ended December 31, 2023 and in any of Macatawa’s subsequent SEC filings, and in Item 1A in Wintrust’s Annual Report on Form 10-K for the year ended December 31, 2023 and in any of Wintrust’s subsequent SEC filings.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed Merger between Macatawa and Wintrust. In connection with the proposed Merger, Wintrust will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement and Prospectus of Macatawa, as well as other relevant documents regarding the proposed Merger. A definitive Proxy Statement and Prospectus will be sent to Macatawa shareholders when available. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A free copy of the Proxy Statement and Prospectus, once available, as well as other filings containing information about Macatawa, Wintrust and the proposed transaction may be obtained at the SEC’s Internet site http://www.sec.gov. You will also be able to obtain these documents, free of charge, from Macatawa under the "Investor Relations" section of its website, www.macatawabank.com (which website is not incorporated herein by reference), by clicking the "Investor Relations/SEC Filings" link. In addition, investors and security holders may obtain free copies of the documents Macatawa has filed with the SEC by directing a request to Macatawa Bank Corporation, Attn: Bryan Barker, 10753 Macatawa Drive, Holland, Michigan 49424 or by phone at (616) 494-1448, and may obtain free copies of the documents Wintrust has filed with the SEC by directing a request to Wintrust Financial Corporation, Corporate Secretary, Wintrust Financial Corporation, 9700 West Higgins Road, Suite 800, Rosemont, Illinois 60018 or by phone at (847) 939-9000.

Participants in Solicitation

Macatawa, Wintrust and certain of their respective directors, executive officers and other members of management or employees may be deemed to be participants in the solicitation of proxies from Macatawa shareholders in respect of the proposed Merger, which will be described in the Proxy Statement and Prospectus. Information about the directors and executive officers of Macatawa and their ownership of Macatawa common stock is also set forth in Macatawa’s definitive proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on March 17, 2023, its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 15, 2024 and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement and Prospectus regarding the proposed Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

2.1

Agreement and Plan of Merger by and among Wintrust Financial Corporation, Leo Subsidiary LLC and Macatawa Bank Corporation dated April 15, 2024.  (The schedules to the Agreement and Plan of Merger have been omitted.  The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.)

		99.1	Form of Voting and Support Agreement
		99.2	Press Release dated April 15, 2024
		99.3	Transaction Highlights

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 15, 2024	MACATAWA BANK CORPORATION (Registrant)

		By:	/s/ Jon W. Swets
Jon W. Swets Its Chief Executive Officer